Registration No. 333-_________

    As filed with the Securities and Exchange Commission on December 4, 2009

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           -------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                       Citizens South Banking Corporation
             (Exact Name of Registrant as Specified in its Charter)


Delaware                                                54-2069979
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

519 South New Hope Road
Gastonia, North Carolina                                28054-4040
(Address of Principal Executive Offices)                (Zip Code)


                       Citizens South Banking Corporation
                           2008 Equity Incentive Plan
                            (Full Title of the Plan)


                                   Copies to:

     Kim S. Price, President                       Ned Quint, Esquire
   and Chief Executive Officer              Luse Gorman Pomerenk & Schick, P.C.
Citizens South Banking Corporation         5335 Wisconsin Ave., N.W., Suite 780
      519 South New Hope Road                     Washington, DC 20015
Gastonia, North Carolina 28054-4040                  (202) 274-2000
         (704) 868-5200
   (Name, Address and Telephone
    Number of Agent for Service)


Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]  Accelerated filer [ ]  Non-accelerated filer [ ]

Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

====================================================================================================================

         Title of                                     Proposed               Proposed
        Securities                Amount               Maximum                Maximum               Amount of
          to be                   to be            Offering Price            Aggregate            Registration
        Registered            Registered(1)           Per Share           Offering Price               Fee
--------------------------------------------------------------------------------------------------------------------

Common stock, par value
$0.01 per share                100,000 (2)            $5.68 (3)              $568,000                 $32
--------------------------------------------------------------------------------------------------------------------

Common stock, par value
$0.01 per share                177,000 (4)            $8.00 (5)            $1,416,000                 $79
--------------------------------------------------------------------------------------------------------------------

Common stock, par value
$0.01 per share                 23,000 (6)            $5.68 (3)              $130,640                  $7
--------------------------------------------------------------------------------------------------------------------

TOTALS                         300,000                                     $2,114,640                $118
====================================================================================================================

-----------------------
(1)  Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Citizens South Banking Corporation 2008 Equity Incentive Plan (the
     "Stock Benefit Plan") as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock of Citizens South
     Banking Corporation (the "Company") pursuant to 17 C.F.R. Section
     230.416(a).
(2)  Represents the number of shares of common stock awarded as restricted stock under the Stock Benefit Plan. (3) Determined pursuant to 17 C.F.R. Section
     230.457(h)(1). (4) Represents the number of shares of common stock currently reserved for issuance for options granted pursuant to the Stock
     Benefit Plan.
(5)  Determined pursuant to 17 C.F.R. Section 230.457(c).
(6)  Represents the number of shares of common stock reserved for issuance under the Stock Benefit Plan for any future grants of stock options.


                              --------------------

     This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. ss. 230.462.

PART I.

Items 1 and 2. Plan Information and Registrant Information and Employee Plan Annual Information

         The documents containing the information specified in Part I and II of Form S-8 have been or will be sent or given to participants in the Stock Benefit Plan as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

         Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II.

Item 3.  Incorporation of Documents by Reference

         The following documents previously or concurrently filed with the Commission are hereby incorporated by reference in this Registration Statement:

         a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (File No. 000-23971), filed with the Commission on March 18, 2009 pursuant to Section 13(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act");

         b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the year covered by the Annual Report on Form 10-K referred to in (a) above; and

         c) The description of the Company's common stock contained in the Form 8-A filed with the Commission on September 27, 2002 (File No. 000-23971).

         All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus.

         All information appearing in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         None.

Item 6.  Indemnification of Directors and Officers

         Article TENTH of the Certificate of Incorporation of the Company set forth circumstances under which directors, officers, employees and agents of the Company may be insured or indemnified against liability which they incur in their capacities as such:

              TENTH:

         A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

         B. The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director of Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

         C. If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In
(i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article TENTH or otherwise shall be on the Corporation.

         D. The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise.

         E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  List of Exhibits.


Regulation S-K                                                                      Reference to Prior Filing or
Exhibit Number                      Document                                        Exhibit No. Attached Hereto
--------------                      --------                                        ----------------------------

    4              Form of Common Stock Certificate                                 *

    5              Opinion of Luse Gorman Pomerenk & Schick, P.C.                   Attached as Exhibit 5

    10             Citizens South Banking Corporation 2008 Equity
                   Incentive Plan                                                   **

    23.1           Consent of Luse Gorman Pomerenk & Schick, P.C.                   Contained in Exhibit 5

    23.2           Consent of Cherry Bekaert & Holland, L.L.P.                      Attached as Exhibit 23.2

    24             Power of Attorney                                                Contained on Signature Page

-------------------------
*    Incorporated by reference to Exhibit 4 to the Registration Statement on
     Form S-1 (File No. 333-91498) filed by the Company under the Securities Act of 1933, with the Commission on June 28, 2002, and all amendments or reports filed for the purpose of updating such description.
**   Incorporated by reference to Appendix A to the Company's proxy statement for the Annual Meeting of Stockholders (File No. 000-23971), filed with the
     Commission on April 10, 2008.


Item 9.  Undertakings

         The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan;

         4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gastonia, State of North Carolina, on this 3rd day of December, 2009.


                                       CITIZENS SOUTH BANKING CORPORATION


                                  By:  \s\ Kim S. Price
                                       -----------------------------------------
                                       Kim S. Price
                                       President and Chief Executive Officer
                                       (Duly Authorized Representative)

                                POWER OF ATTORNEY

         We, the undersigned directors and officers of Citizens South Banking Corporation (the "Company") hereby severally constitute and appoint Kim S. Price, as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Kim S. Price may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of shares of common stock to be granted and shares of common stock to be issued upon the exercise of stock options to be granted under the Citizens South Banking Corporation 2008 Equity Incentive Plan, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Kim
S. Price shall do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.


Signatures                             Title                                        Date
----------                             -----                                        ----



\s\ Kim S. Price                       President and                                December 3, 2009
-----------------------------          Chief Executive Officer
Kim S. Price                           (Principal Executive Officer)


\s\ Gary F. Hoskins                    Executive Vice President, Treasurer          December 3, 2009
-----------------------------          and Chief Financial Officer
Gary F. Hoskins                        (Principal Financial and Accounting
                                        Officer)


\s\ David W. Hoyle                     Chairman                                     December 3, 2009
-----------------------------
David W. Hoyle


\s\ Ben R. Rudisill, II                Vice Chairman                                December 3, 2009
-----------------------------
Ben R. Rudisill, II




\s\ James J. Fuller                    Director                                     December 3, 2009
-----------------------------
James J. Fuller



\s\ Charles D. Massey                  Director                                     December 3, 2009
-----------------------------
Charles D. Massey



\s\ Eugene R. Matthews, II             Director                                     December 3, 2009
-----------------------------
Eugene R. Matthews, II


                                  EXHIBIT INDEX


Regulation S-K                                                                      Reference to Prior Filing or
Exhibit Number                      Document                                        Exhibit No. Attached Hereto
--------------                      --------                                        ----------------------------

    4              Form of Common Stock Certificate                                 *

    5              Opinion of Luse Gorman Pomerenk & Schick, P.C.                   Attached as Exhibit 5

    10             Citizens South Banking Corporation 2008 Equity
                   Incentive Plan                                                   **

    23.1           Consent of Luse Gorman Pomerenk & Schick, P.C.                   Contained in Exhibit 5

    23.2           Consent of Cherry Bekaert & Holland, L.L.P.                      Attached as Exhibit 23.2

    24             Power of Attorney                                                Contained on Signature Page

-------------------------
*    Incorporated by reference to Exhibit 4 to the Registration Statement on
     Form S-1 (File No. 333-91498) filed by the Company under the Securities Act of 1933, with the Commission on June 28, 2002, and all amendments or reports filed for the purpose of updating such description.
**   Incorporated by reference to Appendix A to the Company's proxy statement for the Annual Meeting of Stockholders (File No. 000-23971), filed with the
     Commission on April 10, 2008.
